UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2024

ADVENT TECHNOLOGIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5637 La Ribera St., Suite A Livermore, California	94550
(Address of registrant’s principal executive office)	(Zip code)

(925) 455-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC
Warrants	ADNWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Vassilios Gregoriou as Chief Executive Officer, Acting Chief Financial Officer and Appointment of Interim Chief Executive Officer

On October 24, 2024, the Board of Directors (the “Board”) of Advent Technologies Holdings, Inc. (the “Company”) approved the termination of the employment of Vassilios Gregoriou, the Chief Executive Officer, Acting Chief Financial Officer, for cause, effective immediately.

Further to the said termination, in connection with Mr. Gregoriou’s termination, the Company’s board of directors appointed Mr. Gary Herman, who is currently serving as the Company’s Class I Director, to the additional role of interim chief executive officer, effective immediately, until a new Chief Executive Officer is appointed. Information regarding Mr. Herman’s age, background, and experience is incorporated by reference to the Company’s Current Report on Form 8-K filed on September 4, 2024.

There are no family relationships between Ms. Herman and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2024	ADVENT TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Gary Herman
	Name:	Gary Herman
	Title:	Interim Chief Executive Officer

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